Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les Sociétés par actions	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULAIRE 11 CLAUSES DE PROROGATION (ARTICLE I 87)

1 •• Name of the Corporation	Denomination sociale de la société	2 •• Taxation Year end Fin do l' année d'Imposition
i-minerals inc.		M D - J
04 30

3 •• The: province or territory in Canada where the registered office is to be situated	La province oú le terrltolre au Canada ou se situera le siége social

British Columbia

4 •• The classes and the maximum number of shares that the corporation is authorized to Issue	Catégories et le nombre maximal d'actions que Ia société est autorisée á émettre

100,000,000 common shares without par value

5 •• Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu

None

6 •• Number {or minimum and maximum number) of directors	Nombre (ou nombre minimel et maximal) d'administrateurs

Minimum number 3, maximum number 10

7 •• Restrictions, if any, on business the corporation maycarry on	Limites imposées a l’activité commercial de Ia société, s'il y a lieu

None

8 •• (1) If change of name effected, previous name	(1) S'il y a changement de dénominetion sociale, indiquar la dénomination sociale antériéure:
Alchemy Ventures Ltd.
(2) Details or Incorporation	(2) Details de la constitution
Incorporated under the laws of the Province of British Columbia on May 17, 1984. Certificate of Incorporation Number 278239.

9 •• Other provisions, if any	Autres dispositions, s'il y a lieu

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.
Signature	Printed Name • Nom en lettres moulées	10 •• Capacity of • En Qualié de	11 •• Tel. No. • No de tél.
	David J. McCue	Authorized Agent	(604) 633-4363
FOR DEPARMENT USE ONLY • AL USAGE DU MINISTÈRE SEULEMENT
421629-6	JAN 22 2004

Canada